UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 29, 2006

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

(732) 296-8400
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01.                  Regulation FD Disclosure.

On March 29, 2006, Senesco Technologies, Inc., a Delaware corporation (the “Company”), issued a press release to report that results from human cell line tests have shown that the Company’s eukaryotic translation initiation Factor 5A1 (“Factor 5A1” or “eIF-5A1”) gene technology reduces the amounts of p24 and IL-8 by approximately 50 percent in HIV-infected cells.  The levels of p24, a core protein in HIV cells, and IL-8, a proinflammatory cytokine, rise proportionately with increased HIV replication making both of them standard indicators of HIV-1 infection.

Using a chronically HIV-1 infected human cell line, researchers in Dr. Leland Shapiro’s lab at the University of Colorado at Denver and Health Sciences Center performed the studies for the Company. The HIV cell line was transfected with a small interfering RNA to eIF-5A1 and then levels of p24 or IL-8 were measured, in separate assays, 72 hours later.  Reduced levels of p24 and IL-8 correlate to suppressed replication of HIV-1.

The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

The information in this Form 8-K shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and this Form 8-K shall be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act.

The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.                  Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit No.	Description

99.1	Press Release of Senesco Technologies, Inc. dated March 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: March 30, 2006	By:	/s/ Bruce Galton
		Name:	Bruce Galton
		Title:	President and Chief Executive Officer